Exhibit 99.1

Sybase Delivers Best Quarter in Company History, Resulting in Third Consecutive Year of Record Revenue, Earnings, and Cash Flow

DUBLIN, Calif.--(BUSINESS WIRE)--January 28, 2010--Sybase, Inc. (NYSE:SY), an industry leader in enterprise and mobile software, today reported financial results for the fourth quarter and full year ended December 31, 2009.

Record Achievements:

  Total revenue of $331.7 million for Q409 and $1.17 billion for full year
  Messaging revenue of $56.2 million for Q409 and $196.6 million for full year
  GAAP operating margin of 30% for Q409 and 25% for full year
  GAAP operating income of $98.6 million for Q409 and $289.7 million for full year
  Non-GAAP operating margin of 35% for Q409 and 30% for full year
  Non-GAAP operating income of $115.0 million for Q409 and $349.0 million for full year
  GAAP EPS of $1.86 for full year
  Non-GAAP EPS of $0.80 for Q409 and $2.48 for full year
  Cash flow from operations of $113.5 million for Q409 and $384.1 million for full year

Other Highlights

  Q409 total revenue up 9% year over year
  Database license revenue increased 9% for Q409 and 22% for full year
  Messaging services increased 30% for Q409 and 12% for full year
  GAAP operating income up 41% for Q409 and 38% for full year
  Non-GAAP operating income up 34% for Q409 and 31% for full year
  GAAP EPS of $0.66, up 22% for Q409
  Cash flow from operations increased 34% for Q409 and 30% for full year

2009 Fourth Quarter Results

Total revenue for the fourth quarter of 2009 grew 9% to $331.7 million compared with $305.1 million in the fourth quarter of 2008. The company reported license revenue of $123.2 million, services revenue of $152.2 million, and messaging revenue of $56.2 million in the 2009 fourth quarter.

Operating income calculated in accordance with generally accepted accounting principles (GAAP) for the fourth quarter increased 41% year over year to $98.6 million, representing an operating margin of 30%.

For the quarter, GAAP net income grew 34% year over year to $59.8 million. GAAP earnings per diluted share (EPS) grew 22% year over year to $0.66. This compares with 2008 fourth quarter GAAP net income of $44.6 million and GAAP EPS of $0.54.

Non-GAAP operating income for the 2009 fourth quarter increased 34% year over year to $115.0 million, representing a 35% operating margin.

Non-GAAP net income for the fourth quarter grew 14% year over year to $72.4 million. Non-GAAP EPS grew 4% year over year to $0.80.

Non-GAAP amounts exclude the amortization of certain purchased intangibles, stock-based compensation, restructuring costs, charges related to the impairment of auction rate securities, imputed interest related to our convertible debt, gains or losses on assets held for employees in a deferred compensation plan, and the tax effect of these and related items.

Accompanying this release is a reconciliation from GAAP to non-GAAP amounts for the fourth quarter of 2009 and the year ended December 31, 2009 and the comparable prior-year periods.

Cash flow from operations increased 34% year over year to $113.5 million in the quarter.

2009 Full-Year Results

Total revenue for 2009 increased 3% year over year to $1.17 billion. License revenue for the year increased 5% year over year to $402.8 million. Services revenue was flat at $571.2 million, and messaging revenue increased 12% year over year to $196.6 million.

GAAP operating income increased 38% year over year to $289.7 million, representing a GAAP operating margin of 25%. GAAP net income grew 28% year over year to $164.0 million, and GAAP EPS grew 27% year over year to $1.86.

Non-GAAP operating income increased 31% year over year to $349.0 million, representing a non-GAAP operating margin of 30%. Non-GAAP net income grew 16% year over year to $218.9 million, or non-GAAP EPS of $2.48.

Cash flow from operations increased 30% year over year to $384.1 million.

"We are very pleased to deliver another record quarter, culminating in a third consecutive year of record revenue, earnings and cash flow,” stated Chairman, CEO and President of Sybase John Chen.

“2009 marked a year of major accomplishments for Sybase as we strengthened our leadership position in enterprise computing. We secured key mobility partnerships with SAP, Verizon, Samsung and IBM and delivered innovative products in analytics, enterprise mobility, and mobile commerce. In the process, we garnered recognition for leadership in our key growth markets.

“As a result, we enter 2010 well positioned for continued momentum and ongoing market share gains as our vision increasingly resonates with our expanding customer and partner ecosystem," concluded Mr. Chen.

Balance Sheet and Other Data

At December 31, 2009, Sybase reported $1.3 billion in cash and cash investments, including restricted cash of $18.0 million.

The company repurchased $9.1 million of its outstanding common stock during the fourth quarter and a total of $94.1 million for the year. As of December 31, 2009, $83.3 million remained authorized under the company’s current share repurchase program.

Days sales outstanding (DSO) for the fourth quarter was 74.

Guidance

For the first quarter ending March 31, 2010, the company anticipates total revenue in the range of $285 million to $295 million. The company anticipates non-GAAP fully diluted EPS in the range of $0.54 to $0.56 and GAAP EPS in the range of $0.41 to $0.43.

For full-year 2010, the company anticipates total revenue of approximately $1.23 billion, non-GAAP EPS of approximately $2.59, and GAAP EPS of approximately $2.10. The company expects cash flow from operations of at least $300 million.

A summary of the company's 2010 guidance assumptions follows:

2010 Guidance Assumptions

	GAAP	Non-GAAP

Revenue Growth
2010 forecasted revenue growth - constant currency	5%	5%
2010 forecasted foreign exchange impact on revenue growth	0%	0%
2010 forecasted revenue growth - reported	5%	5%

EPS Reconciliation
2009 reported EPS	$1.86	$2.48

2010 forecasted operating margin expansion	75bp	75bp

Increase due to operations	0.29	0.29
Decrease due to other income	(0.03)	(0.03)
Amortization of acquisition-related intangible assets	0.04
Stock Based Compensation	(0.01)
Cost of restructuring	0.01
Imputed interest on convertible debt	0.09
Auction Rate Securities	0.07
Tax effect from change above	(0.16)	(0.09)
Tax rate change	(0.04)	(0.03)
WASO Dilution Impact (1)	(0.02)	(0.03)

2010 EPS guidance	$2.10	$2.59

Please see "Note Regarding Non-GAAP Financial Measures" for important information regarding Non-GAAP Financial Measures.
(1) Fully diluted share count assumes the 2005 convertible notes are redeemed and the premium balance related to these notes is settled through a 50/50 mix of cash and common stock.

Accompanying this release is a reconciliation from projected GAAP to non-GAAP amounts for the estimated 2010 first quarter and full-year results.

Conference Call and Webcast Information

The Sybase 2009 fourth quarter conference call and simultaneous Webcast is scheduled to begin at 7:30 a.m. Pacific Time/10:30 a.m. Eastern Time on Thursday, January 28, 2010. To access the live Webcast, please visit www.fulldisclosure.com or Sybase’s Website at www.sybase.com at least 20 minutes prior to the call to download any necessary audio or plug-in software. A telephone replay will be available approximately two hours after the conference call ends and will be available until 10:00 p.m. Pacific Time on February 4, 2010. To access the replay, please dial (888) 203-1112 for domestic access and (719) 457-0820 for international callers; the access code for the telephone replay is #5090147. Additionally, the archived Webcast will be available through April 21, 2010 at http://www.sybase.com/about_sybase/investorrelations.

About Sybase, Inc.

Sybase is an industry leader in delivering enterprise and mobile software to manage, analyze and mobilize information. We are recognized globally as the performance leader, proven in the most data-intensive industries and across all systems, networks and devices. Our information management, analytics and enterprise mobility solutions have powered the world’s most mission-critical systems in financial services, telecommunications, manufacturing and government. For more information, visit http://www.sybase.com. Read Sybase blogs: http://blogs.sybase.com.

Forward-Looking Statements

Certain statements in this release concerning Sybase, Inc. and its prospects and future growth are forward-looking and involve a number of uncertainties and risks. These statements include the financial projections included in the guidance section of the release. Factors that could cause actual events or results to differ materially from those suggested by these forward-looking statements include, but are not limited to, the performance of the global economy and credit market conditions; software industry sales trends; market acceptance of the company’s products and services; customer and industry analyst perception of the company and its technology vision and future prospects; the success of certain business combinations or strategic relationships engaged in by the company or by competitors; shifts in our business strategy; the interoperability of our products with other software products; system failures or other issues that impact our ability to deliver mobile messages; political unrest or acts of war; possible disruptive effects of organizational or personnel changes; and other factors described in Sybase, Inc.’s reports filed with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008 and its quarterly reports on Form 10-Q for the three-month periods ended March 31, 2009, June 30, 2009, and September 30, 2009.

Note Regarding Non-GAAP Financial Measures

In addition to our GAAP results, Sybase discloses adjusted operating income, net income and net income per share, referred to respectively as “non-GAAP operating income”, “non-GAAP net income”, and “non-GAAP net income per diluted share”. These items, which are collectively referred to as “Non-GAAP Measures”, exclude the impact of stock-based compensation, the amortization of acquisition-related intangible assets, restructuring costs, non-cash charges related to the impairment of auction rate securities (“ARS”), the imputed interest expense on our convertible notes, gains or losses on assets held for employees in a deferred compensation plan, and the tax effect of these and related items. From time to time, subject to the review and approval of the audit committee of the Board of Directors, we may make other adjustments for expenses and gains that we do not consider reflective of core operating performance in a particular period and may modify the Non-GAAP Measures by excluding these expenses and gains.

We define our core operating performance to be the revenues recorded in a particular period and the expenses incurred within that period which management has the capability of directly affecting in order to drive operating income. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, restructuring charges, impairment charges to our ARS, the imputed interest expense on our convertible notes, and gains or losses on assets held for employees in a deferred compensation plan are excluded from our core operating performance because the decisions which gave rise to these expenses were not made to drive revenue in a particular period, but rather were made for our long-term benefit over multiple periods. While strategic decisions, such as the decisions to issue stock-based compensation, to acquire a company or to restructure the organization, are made to further our long-term strategic objectives and do impact our income statement under GAAP, these items affect multiple periods and management is not able to change or affect these items within any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the Non-GAAP Measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period. Therefore, we exclude these impacts in our planning, monitoring, evaluation and reporting of our underlying revenue-generating operations for a particular period.

Prior to the adoption of Financial Accounting Standards Board Statement 123 Revised “Share-based Payment” (“FAS 123R”) on January 1, 2006, our practice was to exclude stock-based compensation internally to evaluate performance and we presented investors with certain Non-GAAP Measures. With the adoption of FAS 123R, we continue to believe that Non-GAAP Measures can provide relevant disclosure to investors as contemplated by Staff Accounting Bulletin 107 (“SAB 107”) and we have presented Non-GAAP Measures that exclude stock-based compensation, amortization of acquisition-related intangible assets, impairment charges to ARS, imputed interest expense, restructuring costs, gains or losses on assets held for employees in a deferred compensation plan and the related tax effects. While these items (other than restructuring) are recurring and affect GAAP net income, we do not use them to assess our operational performance for any particular period because (a) these items affect multiple periods and are unrelated to business performance in a particular period; (b) we are not able to change these items in any particular period; and (c) these items do not contribute to the operational performance of our business for any particular period.

We also use Non-GAAP Measures to operate the business because the excluded expenses are not under the control of, and accordingly are not used in evaluating the performance of, operations personnel within their respective areas of responsibility. In the case of stock-based compensation expense, the award of stock options is governed by the stock committee of the Board of Directors and, in the case of acquisition-related intangible assets; acquisitions arise from strategic decisions which are not the responsibility of most levels of operational management. The restructuring charges, like our stock-based compensation charges, amortization of acquisition-related intangible assets, and write-downs to ARS, the imputed interest expense on our convertible notes, and gains or losses on assets held for employees in a deferred compensation plan, are excluded in management’s internal evaluations of our operating results and are not considered for management compensation purposes.

In the case of stock-based compensation, our compensation strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at long term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational performance in any particular period. We use annual cash incentive payouts for executives and other employees to motivate and reward the achievement of short-term operational objectives.

We view amortization of acquisition-related intangible assets, such as the amortization of an acquired company’s research and development efforts, customer lists and customer relationships, as items arising from pre-acquisition activities. These are costs that are determined at the time of an acquisition. While it is continually viewed for impairment, amortization of the cost is a static expense, one that is typically not affected by operations during any particular period and does not contribute to operational performance for any particular period.

The cost of restructure charges are excluded in our Non-GAAP Measures because they are significantly different in magnitude and character from routine personnel and facility adjustments that management makes when monitoring and conducting the Company’s core operations during any particular period. We have not undertaken restructuring since 2004 and amounts included in cost of restructure in 2006 and subsequently reflect lease termination costs from previously announced restructuring efforts. Our previous restructuring activities and related expenses were not related to operating performance for any particular period, and were not subject to change by management in any particular period. Instead, the prior restructuring was intended to align our business model and expense structure to our position in the market.

The liquidity and fair value of our investments in marketable securities, including auction rate securities, have been negatively impacted by the uncertainty in the credit markets and failed auctions due to a lack of marketability of these securities. As a result, we recorded impairment charges to reduce the carrying value of our ARS investments. The impairment charges related to our ARS investments have been excluded from our non-GAAP results of operations. These impairment charges are excluded from management’s assessment of our operating performance because management believes that they are not indicative of our ongoing business operations. We believe that the exclusion of these unique charges provides investors an enhanced view of our operations and facilitates comparisons with the results of other periods.

In 2009, GAAP changed to require that issuers of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on our $460 million of 1.75% convertible subordinated notes that were issued in a private placement in February 2005 and on our $400 million 3.5% convertible senior notes that were issued in a private placement in August 2009, the “imputed interest expense.” The imputed interest expense is excluded from management’s assessment of our operating performance because management believes that this is not indicative of our ongoing business operations. We believe that the exclusion of the imputed interest expense provides investors an enhanced view of our operational performance and will facilitate the comparisons of future reported results with results from periods prior to the GAAP requirement to recognize imputed interest expense.

We maintain a rabbi trust for our deferred compensation plan that was established to allow certain employees the opportunity to defer the receipt of compensation. Plan participants elect to defer a portion of their compensation and these amounts are deemed invested in investment options that mirror the participants’ 401(k) plan investment elections. The rabbi trust for the deferred compensation plan is structured in accordance with IRS guidelines and the assets in the trust are subject to the claims of our general creditors. The gains and losses on assets in the deferred compensation plan are excluded from management’s assessment of our operating performance because management believes that they are not indicative of our ongoing business operations. We believe that the exclusion of these gains and losses provides investors an enhanced view of our operational performance and these gains and losses are unrelated to operational performance in any particular period.

Our historical non-GAAP effective tax rates differ from our GAAP effective tax rates because of (i) the exclusion of the amortization of acquisition-related intangible assets, stock-based compensation expenses, restructuring costs, and other expense and income items described above, (ii) the exclusion of certain acquired tax attributes, and (iii) the resulting impact on the realization of the Company’s other tax assets. We exclude the impact of these discrete tax items from our non-GAAP income tax provision or benefit because management believes that they are not indicative of our ongoing business operations.

Because the Non-GAAP Measures are not calculated in accordance with GAAP, they are used by our management as a supplement to, and not an alternative to, or superior to, financial measures calculated in accordance with GAAP. There are a number of limitations on the Non-GAAP Measures, including the following:

  These Non-GAAP Measures do not have standardized meanings and may not be comparable to similar non-GAAP measures used or reported by other software or technology companies.
  The Non-GAAP Measures do not reflect all costs associated with our operations determined in accordance with GAAP. For example:

Non-GAAP operating margin performance and non-GAAP net income do not include stock compensation expense related to equity awards granted to our workforce. Our stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results under FAS 123R. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from our non-GAAP measures.

Although amortization of acquisition-related intangible assets does not directly impact our current cash position, such expense represents the declining value of the technology or other intangible assets that we have acquired. These assets are amortized over their respective expected economic lives or impaired, if appropriate. The expense associated with this decline in value is excluded from our non-GAAP measures and therefore non-GAAP measures do not include the costs of acquired intangible assets that supplement our research and development.

Restructuring charges in 2006 and subsequently primarily represent lease termination costs associated with restructuring activities that commenced in 2004 and before. Most of the charges are cash expenditures, which are excluded from our Non-GAAP Measures.

While the interest imputed on our convertible notes does not directly impact our current cash position, such expense recognizes the deemed economic value of the conversion feature associated with the notes. The expense associated with this deemed economic value is excluded from our non-GAAP measures and, therefore, non-GAAP measures do not reflect a deemed expense associated with our convertible notes.

  Excluded expenses for stock-based compensation, amortization of acquisition-related intangible assets, imputed interest on our convertible debt, and gains and losses on assets in our deferred compensation plan will continue to recur and impact the Company’s GAAP results. While restructuring costs are non-recurring activities, their occasional occurrence will impact GAAP results. As such, the Non-GAAP Measures should not be construed as an inference that the excluded items are unusual, infrequent or non-recurring.

The company adjusts for these limitations by relying on these Non-GAAP Measures only as a supplement to the Company’s GAAP results.

SYBASE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(In thousands, except share and per share data)	2009	2008 (1)
	(Unaudited)

Current assets:
Cash and cash equivalents	$947,152	$611,364
Short-term investments	239,232	8,689
Total cash, cash equivalents and short-term investments	1,186,384	620,053

Restricted cash	17,983	2,773
Accounts receivable, net	273,457	270,400
Deferred income taxes	58,494	45,524
Prepaid income taxes	5,754	4,932
Other current assets	18,685	34,208

Total current assets	1,560,757	977,890

Long-term investments	86,091	15,513
Property, equipment and improvements, net	67,863	62,263
Deferred income taxes	7,188	17,794
Capitalized software, net	86,866	82,400
Goodwill, net	532,375	527,151
Other purchased intangibles, net	88,012	113,970
Other assets	38,732	29,341

Total assets	$2,467,884	$1,826,322

Current liabilities:
Accounts payable	$20,202	$26,300
Accrued compensation and related expenses	84,426	80,031
Accrued income taxes	24,484	17,562
Other accrued liabilities	138,931	124,050
Deferred revenue	234,761	211,903
Convertible notes	417,321	-

Total current liabilities	920,125	459,846

Other liabilities	42,628	44,788
Deferred income taxes	49,611	11,898
Long-term tax liability	58,350	32,082
Long-term deferred revenue	5,855	4,535
Convertible notes	329,565	438,299

Total stockholders' equity and temporary equity	1,061,750	834,874

Total liabilities, stockholders' equity and temporary equity	$2,467,884	$1,826,322

(1) On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”) and FAS No. 160, “NonControlling Interests in Consolidated Financial Statements” (FAS 160). As required by the FSP and FAS 160, prior period results have been recast to conform with the new pronouncements.

SYBASE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2009	2008 (1)	2009	2008 (1)

Revenues:
License fees	$123,202	$122,084	$402,779	$383,661
Services	152,237	139,803	571,198	572,090
Messaging	56,241	43,204	196,592	176,179

Total revenues	331,680	305,091	1,170,569	1,131,930

Costs and expenses:
Cost of license fees	14,021	19,524	58,692	67,342
Cost of services	39,368	38,419	153,112	160,604
Cost of messaging	38,220	27,139	128,423	107,757
Sales and marketing	65,874	72,464	252,972	285,376
Product development and engineering	33,953	37,873	138,140	146,932
General and administrative	36,614	36,011	133,235	138,980
Amortization of other purchased intangibles	3,859	3,707	15,142	14,716
Cost of restructure	1,126	109	1,144	167

Total costs and expenses	233,035	235,246	880,860	921,874

Operating income	98,645	69,845	289,709	210,056

Interest income and expense and other, net	(12,911)	(5,948)	(31,700)	(7,031)

Total other-than-temporary impairment losses	-	(3,835)	(3,609)	(13,387)
Losses recognized in (reclassified from) other comprehensive income	(34)	-	(2,341)	-
Total other-than-temporary impairment losses recognized in earnings	(34)	(3,835)	(5,950)	(13,387)

Income before income taxes	85,700	60,062	252,059	189,638

Provision for income taxes	25,871	15,465	88,000	61,451

Net income	$59,829	$44,597	$164,059	$128,187

Less: Net income (loss) attributable to the noncontrolling interest	6	(44)	42	(51)

Net income attributable to Sybase, Inc.	$59,823	$44,641	$164,017	$128,238

Basic net income per share attributable to Sybase, Inc. common stockholders (2)	$0.73	$0.55	$2.01	$1.54

Shares used in computing basic net income per share attributable to Sybase, Inc. common stockholders (2)	80,032	79,634	80,118	82,060

Diluted net income per share attributable to Sybase, Inc. common stockholders (2)	$0.66	$0.54	$1.86	$1.46

Shares used in computing diluted net income per share attributable to Sybase, Inc. common stockholders (2)	90,086	80,758	86,981	86,264

(1) On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”) and FAS No. 160, “NonControlling Interests in Consolidated Financial Statements” (FAS 160). As required by the FSP and FAS 160, prior period results have been recast to conform with the new pronouncements.

(2) The Company has applied FSP EITF 03-6-1 "Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities" to its historical and current EPS calculations. The EPS numbers shown reflect the two-class method mandated by the guidance for calculating EPS, which adjusts both income and shares used for computing EPS.

NON-GAAP RESULTS RECONCILED TO GAAP RESULTS
The following tables reflect selected Sybase non-GAAP results reconciled to GAAP results
(in 000s except percentage and per share amounts):
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008 (1)	2009	2008 (1)
Operating Income

GAAP operating income	98,645	69,845	289,709	210,056
Plus:
Amortization of acquisition-related intangible assets	7,137	10,147	29,142	33,351
Stock-based compensation expense	7,650	5,670	26,396	22,515
Cost of restructure	1,126	109	1,144	167
Change in value of assets in deferred compensation plan	404	-	2,613	-

Non-GAAP operating income	$114,962	$85,771	$349,004	$266,089

Net Income Attributable to Sybase, Inc.

GAAP net income attributable to Sybase, Inc.	59,823	44,641	164,017	128,238
Plus:
Amortization of acquisition-related intangible assets	7,137	10,147	29,142	33,351
Stock-based compensation expense	7,650	5,670	26,396	22,515
Cost of restructure	1,126	109	1,144	167
Impairment loss on auction rate securities	34	3,835	5,950	13,387
Imputed interest expense for convertible notes	7,531	4,561	23,317	17,823
Less:
Incremental income taxes associated with certain Non-GAAP items	(10,949)	(5,476)	(31,105)	(25,578)
Credit received on purchased assets	-	-	-	(555)

Non-GAAP net income attributable to Sybase, Inc.	$72,352	$63,487	$218,861	$189,348

Net Income Per Diluted Share

GAAP net income per diluted share (2)	$0.66	$0.54	$1.86	$1.46
Plus:
Amortization of acquisition-related intangible assets	0.08	0.13	0.34	0.39
Stock-based compensation expense	0.08	0.07	0.30	0.26
Cost of restructure	0.01	0.00	0.01	0.00
Impairment loss on auction rate securities	0.00	0.05	0.07	0.16
Imputed interest expense for convertible notes	0.08	0.06	0.27	0.21
Less:
Incremental income taxes associated with certain Non-GAAP items	(0.12)	($0.07)	(0.36)	($0.30)
Credit received on purchased assets	-	-	-	($0.01)

Non-GAAP net income per diluted share (2)	$0.80	$0.77	$2.48	$2.16

Shares used in computing diluted net income per share (2)	90,086	80,758	86,981	86,264

CLASSIFICATION OF STOCK-BASED COMPENSATION EXPENSE
The following table shows the classification of stock-based compensation expense (in 000s):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Cost of services	385	352	1,540	1,364
Cost of messaging	139	134	582	484
Sales and marketing	1,639	1,393	6,240	5,538
Product development and engineering	821	744	3,220	2,887
General and administrative	4,666	3,047	14,814	12,242

Total	$7,650	$5,670	$26,396	$22,515

CLASSIFICATION OF AMORTIZATION OF PURCHASED INTANGIBLES

The following table shows the classification of amortization of purchased intangibles expense (in 000s):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Cost of license fees	2,026	5,480	9,316	14,593
Cost of messaging	1,252	960	4,684	4,042
Amortization of other purchased intangibles	3,859	3,707	15,142	14,716

Total	$7,137	$10,147	$29,142	$33,351

(1) On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”) and FAS No. 160, “NonControlling Interests in Consolidated Financial Statements” (FAS 160). As required by the FSP and FAS 160, prior period results have been recast to conform with the new pronouncements.

(2) The Company has applied FSP EITF 03-6-1 "Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities" to its historical and current EPS calculations. The EPS numbers shown reflect the two-class method mandated by the guidance for calculating EPS, which adjusts both income and shares used for computing EPS.

COMPUTATION OF BASIC AND DILUTED NET INCOME PER SHARE
The following tables reflect calculation of Sybase Basic and Diluted Net Income Per Share
(in 000s except per share amounts):
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
GAAP Basic Net Income Per Share

Net income attributable to Sybase, Inc.	$59,823	$44,641	$164,017	$128,238

Basic net income per share attributable to Sybase, Inc. common stockholders	$0.73	$0.55	$2.01	$1.54

Effective number of shares used in computing basic net income attributable to Sybase, Inc. common stockholders (1)	81,464	80,885	81,515	83,354

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Non-GAAP Basic Net Income Per Share

Net income attributable to Sybase, Inc.	$72,352	$63,487	$218,861	$189,348

Basic net income per share attributable to Sybase, Inc. common stockholders	$0.89	$0.78	$2.68	$2.27

Effective number of shares used in computing basic net income attributable to Sybase, Inc. common stockholders (1)	81,464	80,885	81,515	83,354

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
GAAP Diluted Net Income Per Share

Net income attributable to Sybase, Inc.	$59,823	$44,641	$164,017	$128,238

Diluted net income per share attributable to Sybase, Inc. common stockholders	$0.66	$0.54	$1.86	$1.46

Effective number of shares used in computing diluted net income attributable to Sybase, Inc. common stockholders (1)	90,086	82,009	88,378	87,558

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Non-GAAP Diluted Net Income Per Share

Net income attributable to Sybase, Inc.	$72,352	$63,487	$218,861	$189,348

Diluted net income per share attributable to Sybase, Inc. common stockholders	$0.80	$0.77	$2.48	$2.16

Effective number of shares used in computing diluted net income attributable to Sybase, Inc. common stockholders (1)	90,086	82,009	88,378	87,558

(1) The Company has applied FSP EITF 03-6-1 "Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities" to its historical and current EPS calculations. The EPS numbers shown reflect the two-class method mandated by the guidance for calculating EPS, which adjusts both income and shares used for computing EPS.

SYBASE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended December 31,
(Dollars in thousands)	2009	2008 (1)
Cash flows from operating activities:
Net income	$164,059	$128,187
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	98,700	105,915
Loss on disposal of assets	87	2,498
Impairment of investment in auction rate securities	5,950	13,387
Deferred income taxes	7,762	(12,733)
Stock-based compensation – restricted stock	13,788	10,236
Stock-based compensation – all other	12,608	12,279
Tax benefit from stock-based compensation plans	17,678	11,478
Excess tax benefit from stock-based compensation plans	(17,015)	(11,182)
Imputed interest expense for convertible notes	23,316	17,823
Amortization of note issuance costs	2,331	1,609
Changes in assets and liabilities:
Accounts receivable	(2,335)	(25,985)
Prepaid income taxes	(822)	12,672
Other current assets	421	(8,963)
Other assets – operating	(3,267)	4,218
Accounts payable	(6,101)	(4,740)
Accrued compensation and related expenses	3,978	7,508
Accrued income taxes	30,363	27,509
Other accrued liabilities	10,462	(5,706)
Deferred revenues	24,178	7,767
Other liabilities	(2,041)	1,737
Net cash provided by operating activities	384,100	295,514
Cash flows from investing activities:
(Increase) Decrease in restricted cash	(169)	610
Purchases of investments	(396,126)	(16,275)
Maturities of investments	91,608	38,299
Sales of investments	1,261	80,982
Business combinations, net of cash acquired	—	(35,368)
Purchases of property, equipment and improvements	(34,443)	(32,350)
Proceeds from sale of property, equipment, and improvements	242	30
Capitalized software development costs	(46,211)	(50,706)
Decrease in other assets – investing	20	138
Net cash used for investing activities	(383,818)	(14,640)
Cash flows from financing activities:
Proceeds from the issuance of convertible senior notes, net of issuance costs	389,379	—
Extinguishment of convertible subordinated notes	(58,430)	—
Repayments of long-term obligations	(1,177)	(910)
Net proceeds from the issuance of common stock and reissuance of treasury stock	67,992	49,953
Purchases of treasury stock	(94,124)	(306,111)
Excess tax benefit from stock-based compensation plans	17,015	11,182
Net cash provided by (used for) financing activities	320,655	(245,886)
Effect of exchange rate changes on cash	14,851	(28,432)
Net increase in cash and cash equivalents	335,788	6,556
Cash and cash equivalents, beginning of year	611,364	604,808
Cash and cash equivalents, end of period	$947,152	$611,364

(1) On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”) and FAS No. 160, “NonControlling Interests in Consolidated Financial Statements” (FAS 160). As required by the FSP and FAS 160, prior period results have been recast to conform with the new pronouncements.

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009
(UNAUDITED)

(In thousands, except per share data)
Revenues:	Infrastructure Platform Group	iAnywhere Solutions	Sybase 365	Eliminations	Consolidated Total
License fees
Infrastructure	$90,835	$66	$635	$-	$91,536
Mobile and Embedded	13,143	18,522	1	-	31,666
Subtotal license fees	103,978	18,588	636	-	123,202
Intersegment license revenues	35	10,948	8	(10,991)	-
Total license fees	104,013	29,536	644	(10,991)	123,202

Services
Direct service revenue	141,722	9,631	884	-	152,237
Intersegment service revenues	-	8,001	-	(8,001)	-
Total services	141,722	17,632	884	(8,001)	152,237

Messaging
Direct messaging revenue	-	-	56,241	-	56,241

Total revenues	245,735	47,168	57,769	(18,992)	331,680

Total allocated costs and expenses before cost of restructure and amortization of other purchased intangibles and purchased technology	155,135	29,602	50,973	(18,992)	216,718

Operating income before cost of restructure and amortization of other purchased intangibles and purchased technology	90,600	17,566	6,796	-	114,962

Cost of restructure - 2009 Activity	1,256	-	-	-	1,256
Amortization of other purchased intangibles	500	1,023	2,336	-	3,859
Amortization of purchased technology	75	1,951	1,252	-	3,278

Operating income before unallocated costs	$88,769	$14,592	$3,208	$-	$106,569

Other unallocated costs					7,924
Operating income after unallocated costs					98,645

Interest income and expense and other, net, and total other-than-temporary impairment losses recognized in earnings					(12,945)

Income before income taxes					85,700

Provision for income taxes					25,871

Net income					$59,829

Less: Net income attributable to the noncontrolling interest					6

Net income attributable to Sybase, Inc.					$59,823

Basic net income per share attributable to Sybase, Inc. common stockholders (1)					$0.73

Shares used in computing basic net income per share attributable to Sybase, Inc. common stockholders (1)					80,032

Diluted net income per share attributable to Sybase, Inc. common stockholders (1)					$0.66

Shares used in computing diluted net income per share attributable to Sybase, Inc. common stockholders (1)					90,086

(1) The Company has applied FSP EITF 03-6-1 "Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities" to its current EPS calculations. The EPS numbers shown reflect the two-class method mandated by the guidance for calculating EPS, which adjusts both income and shares used for computing EPS.

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2009
(UNAUDITED)

(In thousands, except per share data)

Revenues:	Infrastructure Platform Group	iAnywhere Solutions	Sybase 365	Eliminations	Consolidated Total
License fees
Infrastructure	$292,782	$101	$1,298	$-	$294,181
Mobile and Embedded	44,485	64,103	10	-	108,598
Subtotal license fees	337,267	64,204	1,308	-	402,779
Intersegment license revenues	122	37,193	34	(37,349)	-
Total license fees	337,389	101,397	1,342	(37,349)	402,779

Services
Direct service revenue	531,246	37,546	2,406	-	571,198
Intersegment service revenues	-	31,076	-	(31,076)	-
Total services	531,246	68,622	2,406	(31,076)	571,198

Messaging
Direct messaging revenue	6	-	196,586	-	196,592
Intersegment messaging revenues	-	-	5	(5)	-
Total messaging	6	-	196,591	(5)	196,592

Total revenues	868,641	170,019	200,339	(68,430)	1,170,569

Total allocated costs and expenses before cost of restructure and amortization of other purchased intangibles and purchased technology	593,187	118,336	178,472	(68,430)	821,565

Operating income before cost of restructure and amortization of other purchased intangibles and purchased technology	275,454	51,683	21,867	-	349,004

Cost of restructure - 2009 Activity	1,274	-	-	-	1,274
Amortization of other purchased intangibles	2,048	4,094	9,000	-	15,142
Amortization of purchased technology	1,464	7,852	4,684	-	14,000

Operating income before unallocated costs	$270,668	$39,737	$8,183	$-	$318,588

Other unallocated costs					28,879
Operating income after unallocated costs					289,709

Interest income and expense and other, net, and total other-than-temporary impairment losses recognized in earnings					(37,650)

Income before income taxes					252,059

Provision for income taxes					88,000

Net income					$164,059

Less: Net income attributable to the noncontrolling interest					42

Net income attributable to Sybase, Inc.					$164,017

Basic net income per share attributable to Sybase, Inc. common stockholders (1)					$2.01

Shares used in computing basic net income per share attributable to Sybase, Inc. common stockholders (1)					80,118

Diluted net income per share attributable to Sybase, Inc. common stockholders (1)					$1.86

Shares used in computing diluted net income per share attributable to Sybase, Inc. common stockholders (1)					86,981

(1) The Company has applied FSP EITF 03-6-1 "Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities" to its current EPS calculations. The EPS numbers shown reflect the two-class method mandated by the guidance for calculating EPS, which adjusts both income and shares used for computing EPS.

NON-GAAP RESULTS RECONCILED TO GAAP RESULTS - SEGMENTS

The following table reflects non-GAAP operating income before unallocated costs reconciled to GAAP results for each Sybase segment (in thousands):

	Three Months Ended			Twelve Months Ended
	December 31, 2009			December 31, 2009
	Infrastructure Platform Group	iAnywhere Solutions	Sybase 365	Infrastructure Platform Group	iAnywhere Solutions	Sybase 365

Operating Income Before Unallocated Costs

GAAP operating income before unallocated costs	88,769	14,592	3,208	270,668	39,737	8,183
Plus:
Amortization of acquisition-related intangible assets	575	2,974	3,588	3,512	11,946	13,684
Cost of restructure	1,256	-	-	1,274	-	-

Non-GAAP operating income before unallocated costs	$90,600	$17,566	$6,796	$275,454	$51,683	$21,867

SYBASE, INC.
Reconciliation of GAAP-based EPS to Non-GAAP EPS
for the three months ended March 31, 2010
(unaudited)

GAAP-based EPS	$0.41	$0.43

Amortization of acquisition-related intangible assets	0.07	0.07
Stock-based compensation expense	0.08	0.08
Imputed interest expense for convertible notes	0.06	0.06
Income tax effect of above adjustments	(0.08)	(0.08)
Income tax effect due to differences between the GAAP and non-GAAP effective tax rate	0.00	0.00

Non-GAAP EPS	$0.54	$0.56

Please see "Note Regarding Non-GAAP Financial Measures" for important information regarding Non-GAAP Financial Measures.
SYBASE, INC.
Reconciliation of GAAP-based EPS to Non-GAAP EPS
for the twelve months ended December 31, 2010
(unaudited)

GAAP-based EPS	$2.10

Amortization of acquisition-related intangible assets	0.29
Stock-based compensation expense	0.30
Imputed interest expense for convertible notes	0.17
Income tax effect of above adjustments	(0.27)
Income tax effect due to differences between the GAAP and non-GAAP effective tax rate	0.00

Non-GAAP EPS	$2.59

Please see "Note Regarding Non-GAAP Financial Measures" for important information regarding Non-GAAP Financial Measures.

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS - SUPPLEMENTAL FORMAT

(in thousands)

	Three Months Ended
	December 31,
	2009	2008 (1)

Software License & Services:
Software license & services revenue
License revenue	$122,566	$121,920
CS&S revenue	124,417	112,212
Other services	26,936	27,327
Total software license & services revenue	273,919	261,459

Cost of software license & services
Cost of license	11,995	14,044
Cost of services	38,983	38,067
Sales expense	47,730	54,809
Total cost of software license & services	98,708	106,920

Margin	$175,211	$154,539
	64%	59%

Messaging and Hosted Software:
Messaging and hosted software revenue
Messaging revenue	$56,241	$43,204
Hosted license and services revenue	1,520	428
Total messaging and hosted software revenue	57,761	43,632

Cost of messaging & hosted software
Cost of Messaging	36,829	26,045
Sales expense	5,972	5,622
Total cost of messaging & hosted software	42,801	31,667

Margin	$14,960	$11,965
	26%	27%

Total revenues for reportable segments	$331,680	$305,091
Total expenses for reportable segments	141,509	138,587
Total margin for reportable segments	190,171	166,504
Marketing expenses	(10,363)	(10,640)
Product development and engineering expenses	(32,946)	(37,129)
General and administrative expenses	(31,900)	(32,964)
Amortization of intangible assets	(7,137)	(10,147)
Cost (Reversal) of restructure	(1,126)	(109)
Stock-based compensation	(7,650)	(5,670)
Change in value of assets in deferred compensation plan	(404)	-
Interest income and expense and other, net	(12,945)	(9,783)
Income before provision for income taxes	$85,700	$60,062

(1) On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”). As required by the FSP, prior period results have been recast to conform with the new pronouncement.

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS - SUPPLEMENTAL FORMAT

(in thousands)

	Twelve Months Ended
	December 31,
	2009	2008 (1)

Software License & Services:
Software license & services revenue
License revenue	$401,470	$383,427
CS&S revenue	466,407	457,208
Other services	102,385	113,233
Total software license & services revenue	970,262	953,868

Cost of software license & services
Cost of license	49,376	52,749
Cost of services	151,572	159,240
Sales expense	179,700	214,235
Total cost of software license & services	380,648	426,224

Margin	$589,614	$527,644
	61%	55%

Messaging and Hosted Software:
Messaging and hosted software revenue
Messaging revenue	$196,592	$176,179
Hosted license and services revenue	3,715	1,883
Total messaging and hosted software revenue	200,307	178,062

Cost of messaging & hosted software
Cost of Messaging	123,157	103,231
Sales expense	24,595	23,846
Total cost of messaging & hosted software	147,752	127,077

Margin	$52,555	$50,985
	26%	29%

Total revenues for reportable segments	$1,170,569	$1,131,930
Total expenses for reportable segments	528,400	553,301
Total margin for reportable segments	642,169	578,629
Marketing expenses	(41,340)	(41,757)
Product development and engineering expenses	(133,718)	(144,045)
General and administrative expenses	(118,107)	(126,738)
Amortization of intangible assets	(29,142)	(33,351)
Cost (Reversal) of restructure	(1,144)	(167)
Stock-based compensation	(26,396)	(22,515)
Change in value of assets in deferred compensation plan	(2,613)	-
Interest income and expense and other, net	(37,650)	(20,418)
Income before provision for income taxes	$252,059	$189,638

(1) On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”). As required by the FSP, prior period results have been recast to conform with the new pronouncement.

CONTACT:
Sybase
Investor Relations:
Charlie Chen, 925-236-6015
charlie@sybase.com
Lynne Farris, 925-236-8797
lynne.farris@sybase.com
Public Relations:
Crystal Lu, 925-236-6431
crystal.lu@sybase.com